EXHIBIT 99.1

RICK'S CABARET INTERNATIONAL, INC. COMPLETES ACQUISITION OF GENTLEMEN'S CLUB IN CHARLOTTE, NC

HOUSTON - (June 14, 2005) -- RICK'S CABARET INTERNATIONAL, INC. [RICK: NASDAQ], which operates upscale gentlemen's clubs, today completed the acquisition of a 30,000 square foot three-in-one nightclub complex in CHARLOTTE, NORTH CAROLINA.

Under terms of the purchase agreement Rick's Cabaret acquired the venue formerly known as THE MANHATTAN CLUB from TOP SHELF LLC, for $1,000,000 through the issuance of 180,000 shares of restricted common stock and a seven-year, seven-percent promissory note for $325,000. Rick's Cabaret has been operating the club since February 1st under a management agreement.

The new Rick's Cabaret-Charlotte offers adult entertainment for men seven days a week in an upscale gentlemen's club cabaret, presents a male review for women five nights a week in an adjoining self-contained 8,000 square foot club, and operates a traditional nightclub in the third section of the building (at 5300 Old Pineville Road).

"In just four months we have created the premier adult playground in Charlotte," said RICK'S CABARET CEO ERIC LANGAN. "We are here to stay for the long term. We think our three-in-one concept is perfect for this receptive and rapidly growing customer base, which has been very receptive to the Rick's formula of friendly customer service plus extraordinarily beautiful girls for the gentlemen and good-looking guys for the ladies."

This is the second major acquisition announced this year by Rick's Cabaret. On January 18th the company purchased the former PARADISE CLUB in midtown New York City, which will open later this summer following extensive remodeling.

ABOUT  RICK'S  CABARET
Rick's  Cabaret  International,  Inc.  (www.ricks.com)  operates  upscale  adult
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nightclubs serving primarily businessmen and professionals that offer live adult entertainment and high quality restaurant and bar operations. The company owns, operates or licenses eleven adult nightclubs in New York City, New Orleans, Houston, Minneapolis, Charlotte and other cities under the names "Rick's Cabaret," "XTC," "Club Onyx" and "Hummers." No sexual contact is permitted at any of these locations. Rick's Cabaret also owns an adult Internet membership Web site, www.couplestouch.com, and a network of nine online auction sites for
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adult products under the flagship URL www.naughtybids.com. Rick's Cabaret common
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stock  is  traded  on  the  NASDAQ  SmallCap  market under the symbol RICK.  For further  information  contact  ir@ricks.com.
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FORWARD-LOOKING  STATEMENTS:
This press release may contain forward-looking information within the meaning of
Section 21E of the Securities Exchange Act of 1934 that involves significant risks and uncertainties, and is subject to the safe harbors created by this section. Important factors that could cause actual results for Rick's Cabaret to differ materially from those indicated in this press release include the risks and uncertainties as to the future operational and financial results of our Web sites, conditions relevant to real estate transactions, the future operational performance of our partners, the laws governing the operation of adult entertainment businesses, competitive and economic factors, dependence on key personnel and the ability to manage operations. Rick's Cabaret has no obligation to update or revise the forward-looking statements to reflect the occurrence of future events or circumstances. Please refer to the documents Rick's Cabaret files from time to time with the Securities and Exchange Commission, in particular the most recent quarterly reports on Form 10-QSB and annual report on Form 10-KSB, which are available at the company's website, www.ricks.com.
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CONTACT FOR FURTHER INFORMATION: ALLAN PRIAULX, 212-338-0050,IR@RICKS.COM
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